AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

			Six Months Ended June 30,

			2010	2011
Contribution to IFRS Gross Revenues per AXA Press Release		in Euro

	Gross Premiums		4,314	4,340
	Other Revenues (A)		399	414
			4,713	4,754

	Average exchange rate US$1.00 =		0.75314	0.71215

		in USD	6,258	6,675

Reconciling items:
	Less: Other Revenues (A)		(530)	(581)
	Less: Deposits from Universal life and investment-type product policy fee income (B)		(4,727)	(5,097)
	Less: Reinsurance ceded premiums (C)		(241)	(237)
	Add: Others (D)		13	11
	Total Reconciling items		(5,485)	(5,904)

Consolidated AXA Financial, Inc. US GAAP Premiums			773	771

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting

	AXA Financial, Inc.
Reconciliation of the Contribution to IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share
	to AXA Financial, Inc.'s US GAAP Net Earnings
	(in millions)

			6 Months Ended June 30,
			2010	2011
Contribution to IFRS Underlying Earnings, per AXA Press Release		in Euro

	US Life & Savings		229	345
	Asset Management		71	57
	AXA Financial Holding Company		(81)	(59)

Total Contribution to IFRS Underlying Earnings		in Euro	219	343

	Net realized capital gains attributable to shareholders		(25)	(9)

Total Contribution to IFRS Adjusted Earnings		in Euro	194	334

	Profit or loss on financial assets (under Fair Value option) and derivatives		61	55
	Exceptional operations and discontinued operations		2	(12)
	Goodwill and related intangibles		-	-

Total Contribution to IFRS Net Income, Group Share		in Euro	257	377

	Average exchange rate	US$1.00 =	0.75314	0.71215

		in USD	341	529
Reconciling items:
(A)	GMIB/DB Reserves & Reinsurance Asset		2,086	(100)
(B)	Investment income & capital gains (losses)		16	(20)
(C)	Amortization of goodwill & other intangible assets		(21)	(12)
(D)	Employee Benefits Plan - Fresh Start, net of DAC capitalization		(43)	(55)
(E)	Employee stock based compensation		(1)	(1)
(F)	Other Reserve adjustment - including SOP 03-01		(1)	(3)
(G)	Amortization of DAC & VOBA		(508)	27
(H)	Tax Reserves Release		148	-
(I)	Other		(24)	2
Total Reconciling items			1,652	(162)

Consolidated US GAAP Net Earnings			$1,993	$367

(A)
Reflects the accounting for reinsurance contracts ceding variable annuity Guaranted Minimum Income Benefit ('GMIB') features as derivative contracts at fair value under USGAAP vs. ceded reinsurance reserves under IFRS; and insurance reserves for Guaranteed Minimum Death Benefit ("GMDB") and GMIB features subject to economic hedging programs on an SOP 03-1 basis under USGAAP vs. remeasurement to reflect current market conditions under IFRS.

(B)	Primarily reflects different accounting methodologies for impairments under IFRS and USGAAP.
(C)	Reflects amortization of acquisition related intangible assets in USGAAP on acquisitions prior to adoption of IFRS.
(D)
Represents impact of IFRS initial implementation "fresh start" adjustment to eliminate the portion of employee benefit liabilities related to deferred actuarial gains and losses, which has resulted in a reduction of ongoing IFRS employee benefit expenses compared to USGAAP over the period in which those deferred gains and losses would otherwise have been amortized.

(E)	Primarily reflects different accounting methodologies for share based awards under IFRS and USGAAP.
(F)
Represents adjustment of MVA liabilities from the IFRS basis accrued account balance (with interest rate floors reflected on a contract-by-contract basis) to the USGAAP basis (which considers the impact of interest rate floors on a block of business basis) and adjustments to the liability related to group pension contracts.

(G)	Represents DAC and VOBA reactivity to other IFRS adjustments.
(H)	Represents release of state and local deferred taxes for US GAAP reporting resulting from the conversion of ACMC, Inc. from a corporation to a limited liability company.
(I)	Other primarily represents operations assumed on behalf of AXA Japan, Minority Interest in AllianceBernstein owned by AXA Companies and different effective tax rates under IFRS and US GAAP.